UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2025

ADT Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38352	47-4116383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road
Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 561 988-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Appointment of Thomas Gartland to the Board of Directors

On January 20, 2025 the Board of Directors (the “Board”) of ADT Inc. (the “Company”) voted to appoint Mr. Thomas Gartland to the Board, effective January 21, 2025 (the “Effective Date”). Mr. Gartland, age 67, was appointed as a member of the Board to serve as a Class III director, with a term expiring at the Company’s 2025 Annual Meeting of Stockholders, and as a member of the Audit Committee of the Board effective as of the Effective Date.

Mr. Gartland is Chairman and Chief Executive Officer of Montway Auto Transport (“Montway”), a privately-held auto transport company, and has served in such capacity since 2023. Prior to Montway, Mr. Gartland served as Executive Chairman of Scan Global Logistics (“SGL”), a $3 billion global freight forwarder operating in 45 countries, where he helped SGL achieve annual growth of 30%. Mr. Gartland also previously served as President, North America for Avis Budget Group, a provider of vehicle rental services. Mr. Gartland is currently a member of the board of directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR), where he serves as chairman of the compensation committee, and of ABM Industries, Inc. (NYSE: ABM), where he serves as chairman of the governance committee and sits on the compensation committee.

There is no arrangement or understanding between Mr. Gartland and any other person pursuant to which he was selected as a director.

Mr. Gartland will receive the annual cash and equity compensation received by each of the Company’s independent directors as of April 17, 2024, which consists of an annual cash retainer in the amount of $100,000 per year, paid on a quarterly basis in arrears, and an annual equity award of restricted stock units with a grant date fair value of approximately $150,000 and a one-year vesting term. Consistent with the Company’s existing policy to compensate new directors upon appointment to the Board, Mr. Gartland will receive a prorated annual equity grant in connection with his appointment, which will have a value of approximately $49,314. Mr. Gartland will also be a party to the Company’s Indemnification Agreement with its directors and executive officers.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Gartland, or any member of his immediate family, had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Gartland to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated January 22, 2024, announcing the appointment of Mr. Gartland to the Board.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADT Inc.

Date:	January 22, 2025	By:	/s/ Noah Allen
Noah Allen Vice President, Deputy General Counsel and Assistant Secretary